CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[***]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

[THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.]

FOLD HOLDINGS, INC.

SENIOR UNSECURED PROMISSORY NOTE

Issuance Date: February 25, 2026 Original Principal Amount: $13,000,000

For Value Received, Fold Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [***], or its registered assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to prepayment or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Cash Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 12.

WHEREAS, the Company and the Holder are entering into the Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Holder will purchase, for the purchase price of $13,000,000, this Senior Unsecured Promissory Note (this “Note”) and 520,000 shares of Common Stock (the “Initial Commitment Shares”) from the Company;

WHEREAS, this Note may be renewed pursuant to Section 3(d) hereof upon the issuance of an additional 520,000 shares of Common Stock (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”) to the Holder; and

WHEREAS, the Company desires to enter into a Registration Rights Agreement with the Holder whereby the Company shall commit to registering the Commitment Shares with the Securities and Exchange Commission pursuant to a Registration Statement as soon as reasonably practicable after issuing the Initial Commitment Shares to the Holder, as consideration for the Holder entering into the Purchase Agreement.

NOW, in consideration of the mutual promises and undertaking set out herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, IT IS AGREED BY THIS NOTE as follows:

1.
Payments of Principal. On the Maturity Date, the Company shall pay to the Holder all outstanding Principal, together with all accrued and unpaid Interest thereon, in cash by wire transfer of immediately available funds to an account designated by the Holder in writing. All payments of Principal and Interest under this Note shall be made in lawful money of the United States of America.
2.
Interest.
(a)
Cash Interest. Interest shall accrue on the outstanding Principal at the rate of ten percent (10.0%) per annum (the “Cash Interest Rate”). Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(b)
Payment of Interest. Accrued Interest shall be payable monthly in arrears, in cash, on or before the fifth (5th) Business Day of each calendar month (each, an “Interest Payment Date”), commencing on the first such date following the Issuance Date. Interest accrued but unpaid on any Interest Payment Date shall continue to accrue and shall be payable on the next succeeding Interest Payment Date or on the Maturity Date, whichever is earlier.
(c)
Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding Principal shall bear interest at a rate per annum equal to the Interest which would have otherwise been earned through the Maturity Date.
(d)
Business Day Convention. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.
(e)
Tax Withholding. All payments of Principal and Interest under this Note shall be made without deduction or withholding for any taxes, except as required by applicable law. If the Company is required by applicable law to deduct or withhold any tax from any payment of Principal or Interest, the Company shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.
3.
Prepayment.
(a)
Voluntary Prepayment. The Company may prepay all or any part of the outstanding principal at any time, from time to time, without any premium or penalty. Any such prepayment must include all accrued and unpaid interest on the prepaid amount through and including the date of prepayment and must be preceded by at least five (5) Business Days’ prior written notice to the Holder. Any partial prepayment shall be applied first to accrued and unpaid Interest, then to outstanding Principal. For the avoidance of doubt, upon any prepayment of all or any portion of the Principal, the Company shall have no obligation to pay Interest on the amount so prepaid for any period following the date of such prepayment.
(b)
Mandatory Prepayment. If the Bitcoin VWAP is equal to or less than a Trigger Price set forth in the table below (each, a “Prepayment Trigger Event”), the Holder may, by written notice to the Company delivered simultaneously to legal@foldapp.com and finance@foldapp.com (a “Prepayment Trigger Notice”), require the Company to prepay outstanding Principal in the corresponding amount set forth opposite such Trigger Price (each, a “Triggered Prepayment Amount”), together with all accrued and unpaid Interest on the amount so prepaid through and including the date of such prepayment:

Trigger Price (Bitcoin VWAP)	Triggered Prepayment Amount

Tier 1: $45,000 (based on 12h Bitcoin VWAP)	Up to 25% of the outstanding principal amount plus all accrued and unpaid Interest
Tier 2: $40,000 (based on 6h Bitcoin VWAP)	Up to 50% of the outstanding principal amount plus all accrued and unpaid Interest
Tier 3: $37,000 (based on Coinmarketcap BTC Price)	Up to 100% of the outstanding principal amount plus all accrued and unpaid Interest

The Company shall pay the applicable Triggered Prepayment Amount within ten (10) hours following receipt of the Prepayment Trigger Notice; provided, that if the Prepayment Trigger Notice is received outside of Business Hours, the time period for repayment shall commence at 8:00 a.m. Eastern Time on the next Business Day. Payment shall be made by wire transfer of immediately available funds (in U.S. dollars) to a bank account designated by the Holder in such Prepayment Trigger Notice or, solely at the Company’s option, by delivery of bitcoin to the Holder’s Bitcoin Address, valued at the applicable Trigger Price. In the event the Company elects to deliver bitcoin in satisfaction of a Triggered Prepayment Amount, the Principal under this Note shall be reduced by the corresponding U.S. dollar cash value of the bitcoin so delivered. Each Prepayment Trigger Notice shall specify the applicable Trigger Price, the Trading Day on which the Prepayment Trigger Event occurred, the corresponding Triggered Prepayment Amount, and the bitcoin equivalent amount for any Triggered Prepayment Amount. For the avoidance of doubt, each Trigger Price may only be exercised once, and any Triggered Prepayment Amount previously paid in respect of a given Trigger Price shall not be required to be paid again. In the event a Prepayment Trigger Notice is delivered as a result of decreasing bitcoin prices while another Prepayment Trigger Notice is in effect and has not yet been repaid, the Prepayment Trigger Notice resulting from the lowest Trigger Price shall govern with respect to the amount to be repaid but shall not extend the time period for repayment. For example, if a Prepayment Trigger Notice as a result of the bitcoin price reaching Tier 3 ($35,000 or less) is issued at 10:00 a.m. Eastern Time after another Prepayment Trigger Notice as a result of the bitcoin price reaching Tier 2 ($40,000 or less) was issued previously at 9:00 a.m. Eastern Time, the prepayment requirements with respect to the outstanding principal amount to be repaid pursuant to the Tier 3 Prepayment Trigger Notice (in this case, 100%) shall govern but the time for repayment shall not be extended by the issuance of such Tier 3 Prepayment Notice beyond the time period for prepayment under the Tier 2 Prepayment Notice (which is 7:00 p.m.), and as a result 100% of outstanding principal amount must be prepaid by 7:00 p.m. Eastern Time. A Prepayment Trigger Notice must be delivered no later than one (1) Business Day following the day on which the applicable Prepayment Trigger Event occurred.

(c)
Change of Control. Upon the occurrence of a Change of Control (as defined in Section 12(e)), the Holder may require Company to prepay the outstanding Principal, together with all accrued and unpaid Interest and all other amounts payable under this Note, in cash by wire transfer of immediately available funds to an account designated by the Holder in writing on the Business Day immediately preceding the consummation of such Change of Control.

(d)
Renewal. The Maturity Date may be extended for one (1) additional period of twelve (12) months by mutual written consent of the Company and the Holder (a “Renewal Consent”), and subject to compliance with the Purchase Agreement, including the issuance of the Renewal Commitment Shares (as defined in the Purchase Agreement) thereunder, as further described in Section 12. Upon delivery of a Renewal Consent, the Maturity Date shall be extended to the last day of the Renewal Term (as defined in Section 12) and all covenants, obligations and terms of this Note and the Purchase Agreement shall continue in full force and effect during the Renewal Term.

4.
Ranking; Unsecured Obligation. This Note is subject to the escrow provisions of Section 8 of the Purchase Agreement and shall not constitute a binding obligation of the Company unless and until the Closing (as defined in the Purchase Agreement) has occurred. In the event the Closing does not occur, this Note shall be deemed void ab initio and shall be of no force or effect and the Company shall have no obligations hereunder. All of the proceeds of this Note shall be applied by the Company to satisfy and discharge the Indebtedness under the June 2025 Amended Investor Note (as that term is defined in the Company’s Quarterly Report on Form 10-Q filed November 11, 2025). This Note shall constitute a senior unsecured obligation of the Company, ranking (i) senior in right of payment to all existing and future Indebtedness of the Company and its Subsidiaries that is expressly subordinated in right of payment to this Note, and (ii) pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of the Company. This Note is an unsecured obligation. The Holder has no lien on, security interest in, or other encumbrance upon any assets or properties of the Company or any of its Subsidiaries in respect of the obligations under this Note.
5.
Covenants. So long as any Principal or Interest remains outstanding under this Note, the Company covenants and agrees as follows:
(a)
Incurrence of Indebtedness. Without the consent of the Holder, the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly incur, assume, guarantee, or otherwise become liable for any future Indebtedness subsequent to the Issuance Date that is in an aggregate principal amount exceeding $25,000,000 (the “Permitted Debt Cap”). For the purpose of calculating the Permitted Debt Cap, the following shall be excluded: (i) guarantees of Indebtedness or any other Indebtedness incurred for the purpose of operating the Company’s credit card program, including for credit facilities to fund receivables or bank reserves, which, notwithstanding anything to the contrary elsewhere in this Note, may be secured by a first priority lien on credit card receivables; and (ii) Indebtedness under this Note. For the avoidance of doubt, nothing in this Section 5 or elsewhere in this Note shall prohibit or restrict any liens, including first priority liens, securing indebtedness excluded from the Permitted Debt Cap under Section 5(a)(i)-(ii), provided, however, that any Indebtedness secured by a lien (other than such Indebtedness referenced in Section 5(a)(i)-(ii) hereof) shall not be excluded and shall count towards the Permitted Debt Cap.
(a)
Preservation of Existence. The Company shall maintain and preserve its corporate existence, rights, and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided, that a wholly-owned Subsidiary may merge or consolidate into the Company or another wholly-owned Subsidiary.
(b)
Compliance with Laws. The Company and its Subsidiaries shall comply with all applicable laws, rules, regulations, and orders in all material respects, and shall maintain all permits, licenses, and authorizations necessary to conduct their respective businesses, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)
Taxes. The Company and its Subsidiaries shall pay when due all material taxes, fees, or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries, except where (i) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries, or (ii) such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP.
(d)
Financial Reporting. So long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall timely file all periodic reports required thereunder (giving effect to any permissible extensions in accordance with Rule 12b-25 under the 1934 Act). If the Company ceases to be subject to such reporting requirements, the Company shall provide to the Holder: (i) audited annual financial statements within ninety (90) days of each fiscal year-end, and (ii) unaudited quarterly financial statements within forty-five (45) days of each fiscal quarter-end, in each case prepared in accordance with GAAP.
(e)
Notice of Default. The Company shall provide prompt written notice to the Holder (and in any event within two (2) Business Days) of the occurrence of any Event of Default or any event that, with the passage of time or giving of notice or both, would constitute an Event of Default, together with a description of the nature thereof and the steps, if any, being taken to cure such default.
(f)
Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.
6.
Events of Default.
(a)
Events of Default. Each of the following events shall constitute an “Event of Default”:
(i)
Payment Default. The Company fails to pay (A) any amount of Principal when due, or (B) any amount of Interest when due, and such failure continues for three (3) Business Days after the date on which such payment was due;
(ii)
Covenant Default. The Company breaches any covenant or material agreement contained in this Note or the Purchase Agreement and such breach, if curable, remains uncured for a period of ten (10) consecutive calendar days after the earlier of (x) the date of receipt by the Company of written notice from the Holder specifying such breach and (y) the date the Company obtains knowledge of such breach;
(iii)
Bankruptcy. (A) The Company or any material Subsidiary commences a voluntary case or proceeding under any applicable federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, trustee, assignee, custodian, liquidator, sequestrator, or similar official of the Company or any material Subsidiary or of any substantial part of the property of the Company or any material Subsidiary, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (B) an involuntary case or proceeding is commenced against the Company or any material Subsidiary under any applicable federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law, and such case or proceeding remains undismissed for a period of sixty (60) consecutive days;
(iv)
Delisting. The Common Stock (as defined in Section 12) ceases to be listed or quoted on an Eligible Market for a period of ten (10) consecutive Trading Days.
(v)
Cross-Default. The Company or any Subsidiary fails to pay any principal, interest, fee or any other amounts payable with respect to any other Indebtedness having an aggregate principal amount exceeding $1,000,000 when due (following any applicable notice or grace periods), or any event occurs that enables the holder of such Indebtedness to accelerate the maturity thereof.
(b)
Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default and after any applicable notice and cure period:
(i)
Acceleration. The Holder may, by written notice to the Company, declare all outstanding Principal, accrued and unpaid Interest, and all other amounts payable under this Note to be immediately due and payable in cash, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Company.
(ii)
Other Remedies. The Holder shall have all rights and remedies available under this Note, the Purchase Agreement, and applicable law, including the right to seek specific performance and injunctive relief. The remedies provided herein shall be cumulative and not exclusive of any other remedies available at law or in equity.
7.
Transfer; Reissuance.
(a)
Transfer Restrictions. During the twelve (12) month period following the Issuance Date, the Holder may not assign or transfer this Note, in whole or in part, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed). Following such twelve (12) month period, the Holder may assign or transfer this Note without the Company’s consent; provided, that (A) such transfer complies with all applicable laws, including applicable securities laws, (B) the transferee agrees in writing to be bound by the terms of this Note and the Purchase Agreement, and (C) the Holder provides written notice to the Company within five (5) Business Days of such transfer; provided, further, that in the event of any transfer or assignment of this Note, the mandatory prepayment right described in Section 3(b) herein shall not transfer to any assignee or transferee without the prior written consent of the Company explicitly approving the assignment or transfer of that right. For the avoidance of doubt, the Company’s consent to the assignment or transfer to the Note as a whole shall not be deemed to be consent to the assignment or transfer of the right described in Section 3(b) unless the Company explicitly states so in such consent.
(b)
Mechanics of Transfer. If this Note is to be transferred in accordance with Section 7(a), the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 7(e)), representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 7(e)) to the Holder representing the outstanding Principal not being transferred.
(c)
Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft, or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form, and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 7(e)) representing the outstanding Principal.
(d)
Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 7(e) and in principal amounts of at least $1,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(e)
Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 7(b) or Section 7(d), the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note, from the Issuance Date.
(f)
Company Assignment. The Company may not assign its obligations under this Note without the prior written consent of the Holder.
(g)
For the avoidance of doubt, this Note shall be interpreted in a manner consistent with treating the interest paid hereunder as paid on an obligation in registered form for purposes of Section 871(h) of the Internal Revenue Code of 1986, as amended.
8.
Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder under this Note.

9.
Amendments. No provision of this Note may be amended, modified, or waived except by an instrument in writing signed by the Company and the Holder. Any amendment, modification, or waiver so effected shall be binding upon the Company, the Holder, and each future holder of this Note.
10.
Remedies; Characterization; Waivers.
(a)
Cumulative Remedies. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law, or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
(b)
Characterization. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).
(c)
Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note and the Purchase Agreement.
11.
Miscellaneous.
(a)
Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(b)
Jurisdiction. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York and the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
(c)
Jury Trial Waiver. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION DOCUMENT

OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS NOTE.
(d)
Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.
(e)
Cancellation. After all Principal, accrued Interest, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation, and shall not be reissued.
(f)
Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular, and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.
(g)
Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid, or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof.
(h)
Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
(i)
No Personal Liability. No recourse under this Note or under any document or instrument delivered in connection herewith or therewith shall be had against any past, present, or future shareholder, employee, officer, or director of the Company or of any predecessor or successor entity of the Company, either directly or through the Company or any predecessor or successor entity of the Company, whether by virtue of any statute or rule of law, enforcement of any assessment, or penalty or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder and as part of the consideration for the issuance of this Note.

(j)
No Equity Rights; Non-Convertibility. This Note is not convertible into or exchangeable for any of the equity securities, other securities, or assets of the Company or any Subsidiary of the Company. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to or after repayment of this Note, the right to vote or to consent or to receive notice as a stockholder of the Company in respect of meetings of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company. The Holder, solely by virtue of holding this Note, shall have no equity interest in the Company and no rights as a stockholder of the Company.
(k)
Effectiveness; Escrow. This Note has been executed and delivered into escrow pursuant to Section 8 of the Purchase Agreement. This Note shall not constitute a binding obligation of the Company, and no obligations of the Company hereunder shall arise, unless and until the Closing (as defined in the Purchase Agreement) has occurred, and this Note has been released from escrow in accordance with the Purchase Agreement. In the event the Closing does not occur, this Note shall be deemed void ab initio, shall be of no force or effect and shall be deemed never to have been executed or delivered.

12.
Definitions. As used in this Note, the following terms shall have the following meanings:
(a)
“12h Bitcoin VWAP” means, with respect to any date of determination, the volume-weighted average Coinmarketcap BTC Price for the twelve (12) hour period measuredmeasured.

(b)
“6h Bitcoin VWAP” means, with respect to any date of determination, the volume-weighted average Coinmarketcap BTC Price for the six (6) hour period measured.

(c)
“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to remain closed, or in fact closed, in the State of New York.

(d)
“Business Hours” means between the hours of 8:00 am to 8:00 pm Eastern Time on a Business Day.

(e)
“Change of Control” means (i) a merger, consolidation, or reorganization of the Company with any other entity; (ii) a sale of all or substantially all of the Company’s assets; or (iii) any person or group becoming the beneficial owner of more than 50% of the Company’s voting stock.

(f)
“Coinmarketcap BTC Price” is the price of bitcoin (BTC/USD) as reported on https://coinmarketcap.com/currencies/bitcoin/ at any given time (or, if such pricing information is no longer available, a successor pricing source or, in the absence thereof, a comparable pricing source selected by the Holder in good faith).

(g)
“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(h)
“Bitcoin Address” means an identifier of alphanumeric characters that represents a digital identity or destination for a transfer of bitcoin.

(i)
“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market.

(j)
“GAAP” means United States generally accepted accounting principles, consistently applied.

(k)
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or similar instruments; (c) all obligations under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all guarantees of Indebtedness of others; and (g) all capital lease obligations.

(l)
“Lien” means any mortgage, lien, pledge, charge, security interest, encumbrance, or other similar restriction.

(m)
“Material Adverse Effect” means any material adverse effect on (i) the business or operations of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(n)
“Maturity Date” means the date that is twelve (12) months following the Issuance Date (the “Initial Maturity Date”); provided that, the parties may, subject to Section 3(d) hereof, elect to extend the Maturity Date for one (1) additional period of twelve (12) months following the Initial Maturity Date (the “Renewal Term”), in which case the “Maturity Date” shall mean the last day of the Renewal Term. For the avoidance of doubt, the renewal option may only be exercised by mutual written consent of the Company and the Holder, and neither party shall be obligated to consent to any renewal.
(o)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, or a government or any department or agency thereof.
(p)
“Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (ii) controls or operates all or any part of the business, operations, or administration of such Person, and all of the foregoing, collectively, “Subsidiaries.”
(q)
“Trading Day” means a day on which national stock exchanges in the United States are open for trading.
(r)
“Transaction Documents” means, collectively, this Note, the Purchase Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Note to be duly executed on the Issuance Date set out above.

COMPANY:

FOLD HOLDINGS, INC.

By: /s/ Will Reeves

Name: Will Reeves

Title: Chief Executive Officer

Senior Unsecured Promissory Note — Signature Page